UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BMC FUND, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________
(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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BMC FUND, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 23, 2008

NOTICE IS HEREBY GIVEN THAT the annual meeting of shareholders of BMC Fund, Inc. (the “Fund”) will be held on Saturday, February 23, 2008, at 9:00 a.m., at the Naples Grande Beach Resort, 475 Seagate Drive, Naples, Florida (telephone: 239-597-3232), for the following purposes:

1. To elect 12 directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

2. To transact such other business as may properly come before the meeting.

Only shareholders of record as of the close of business on January 10, 2008 are entitled to notice of, and to vote at, the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON.

January 28, 2008	By Order of the Board of Directors

Paul H. Broyhill
Chairman of the Board

BMC FUND, INC.
800 Golfview Park
Lenoir, North Carolina 28645
(Tel.: 828-758-6100)

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 23, 2008

GENERAL

This proxy statement is furnished in connection with the solicitation by the Board of Directors of BMC Fund, Inc. (the “Fund”) of proxies for use at the annual meeting of shareholders and at any and all adjournments thereof (the “annual meeting” or the “meeting”) to be held at the Naples Grande Beach Resort, 475 Seagate Drive, Naples, Florida, on Saturday, February 23, 2008, at 9:00 a.m., for the purpose of considering and acting upon the matters specified in the accompanying notice of the meeting and detailed below. The Fund is soliciting such proxies by mail on behalf of its Board of Directors and is bearing the expenses of the solicitation. This proxy statement and the enclosed proxy form are first being sent to shareholders on or about January 28, 2008.

The Board of Directors has fixed the close of business on January 10, 2008 as the record date for the determination of share-holders entitled to notice of and to vote at the meeting. On the record date, 4,933,281 shares of Common Stock of the Fund were issued and outstanding, each share being entitled to one vote. Informa-tion concerning beneficial ownership of Common Stock by principal shareholders and by the management of the Fund is set forth below. See “Beneficial Ownership of Principal Shareholders and Management” and “Certain Beneficial Interests of Directors in the Fund,” below.

Shares represented by proxies will be voted by the proxy agents named therein unless such proxies are revoked. The proxy agents will vote the proxies that they hold in accordance with the choices specified by the person giving the proxy. If the enclosed proxy reflects no specification but is properly signed, the proxy agents will vote the shares represented thereby for the election of the slate of nominees listed on the proxy.

Any shareholder who submits the accompanying proxy has the right to revoke it by notifying the Secretary of the Fund in writing at any time prior to the voting of the proxy. A proxy is suspended if the person giving the proxy attends the meeting and elects to vote in person.

The holders of a majority of the shares entitled to vote, represented in person or by proxy, constitute a quorum for purposes of the matters to be considered at the annual meeting. Once a share is represented for any purpose at a meeting, it is considered present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is set for the adjourned meeting). Abstentions and shares which are withheld as to voting with respect to a proposal are counted in determining the existence of a quorum, but shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

Assuming the existence of a quorum, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors. Abstentions, shares which are withheld as to voting with respect to a proposal and shares held of record by a broker, as nominee, that are not voted with respect to a proposal will not be counted as a vote in favor of or against the proposal and, therefore, will have no effect on the election of directors.

The Board of Directors is not aware of any business to come before the meeting other than the matters described in the accompanying notice of the meeting. If any other matters of business are properly presented at the meeting, however, the proxy agents will vote upon such matters in accordance with their best judgment.

PROPOSAL 1 -- ELECTION OF DIRECTORS

The bylaws of the Fund provide that the number of directors of the Fund shall be not less than three nor more than 15. Those members of the Board of Directors who are considered not to be “interested persons” of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), have approved the selection and nomination of each candidate who, if elected, would be a director under the 1940 Act. Unless contrary action is specified by a shareholder on the enclosed proxy, the proxy agents named in the proxy intend to vote the proxies received by them for the election of the 12 nominees listed below, who, if elected, will hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

If any of the nominees will be unable or unwilling to serve, the proxies shall be voted for a replacement nominee designated by the present Board of Directors or the number of directors to be elected shall be reduced.

The corporation laws of North Carolina, under which the Fund is incorporated, provide that shareholders of a company, such as the Fund, incorporated before July 7, 1957, under a charter not granting the right of cumulative voting and which has at the time of the election of directors one shareholder who owns or controls more than 25% of the company’s voting stock, shall have the right to cumulate their votes for directors. Because no shareholder currently owns or controls more than 25% of the Fund’s voting shares, cumulative voting will not be available to shareholders of the Fund at the meeting.

Information About Directors and Officers

The following table provides certain information about the nominees for election as directors and the officers of the Fund:

Directors Who Are Interested Persons

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director

James T. Broyhill (80)(1) 1930 Virginia Road Winston-Salem, NC 27104	Director Vice Chairman	Since 1976 Since 2005
Retired; Vice President of Old Clemmons School Properties, Inc. (2006-present); President of Old Clemmons School Properties, Inc. (1998-2006); former Secretary of the North Carolina Department of Commerce (1989-1991); former Chairman of the North Carolina Economic Development Board (1987-1989); former member, U. S. Senate (1986); former member, U.S. House of Representatives (1963-1986)
The Shepherd Street Equity Fund

M. Hunt Broyhill (43)(2) 1870 9th Street Court, NW Hickory, NC 28601	President Vice President	Since 2007 2001-2007
President of the Fund since February 2007; former Vice President of the Fund (2001-2007); Chief Executive of Broyhill Asset Management, LLC (1997-present); President of Broyhill Investments, Inc. and Broyhill Family Foundation, Inc. (1988-present); General Partner of CapitalSouth Partners Fund I, LP and CapitalSouth Partners Fund II, LP (2000-Present); General Partner of CapitalSouth Partners Fund III, LP (since 2007); Senior Managing Partner and Director of Flagship Capital Partners, LLC (since 2007)

Paul H. Broyhill (83) (1)(3) 135 Claron Place, S.E. Lenoir, NC 28645	Director President Chief Executive Officer and Chairman	Since 1976 2001-2007 Since 2001	Director, Chairman and Chief Executive Officer of the Fund

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director

Jan E. Gordon (56)(1) 3075 Rolling Woods Drive Palm Harbor, FL 34683	Director	Since 2001	Retired; former election assistant, Pinellas County, FL Supervisor of Elections (1992 - 2005)

Allene B. Heilman (85)(4) 153 Hillhaven Place SE Lenoir, NC 28645	Director	Since 1983	Private Investor

Michael G. Landry (61)(5) 2501 Barcelona Drive Ft. Lauderdale, FL 33301	Director Vice President and Chief Investment Officer	Since 1993 Since 2001
Director; Vice President and Chief Investment Officer of the Fund (2001 - present); Investment Committee Chairman, Hudson Fairfax India Fund (July 2006 - present); CEO of Mackenzie Investment Management, Inc., Chairman of Ivy Funds and Executive Vice President of Mackenzie Financial Fund (1987-1999)

Other Directors

Name, Address and Age	Positions Held with Fund	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Other Directorships Held by Director

R. Donald Farmer (60) 273 Leeward Point Loop Taylorsville, NC 28681	None		President of Don Farmer, CPA, PA, an independent public accounting firm and producer of federal income tax seminars and seminar materials (1984 - present)

Robert G. Fox, Jr. (58) 6525 Robin Hollow Drive Charlotte, NC 28227	None		President and Chief Credit Officer of NewDominion Bank (2005-present); Executive Vice President of First Charter Bank/First Charter Corporation (1993-2005)

Name, Address and Age	Positions Held with Fund	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Other Directorships Held by Director

Gene A. Hoots (68) 3524 Kylemore Court Charlotte, NC 28210	Director	Since 1987	Chairman Emeritus, CornerCap Investment Counsel, a registered investment adviser serving private and pension fund clients (since 2001)

Brent B. Kincaid (76) 2703 Lakeview Drive Lenoir, NC 28645	Director	Since 2005	Retired since 1988; former President and CEO of Broyhill Furniture Industries, Inc.

John S. Little (75) 4601 Gulf Shore Blvd. N. #18 Naples, FL 34103	Director	Since 2001	Retired; former Managing Director and Chief Executive, Associated Octel, London (1989-1995); former Senior Vice President of Corporate Technology, Great Lakes Chemical Corporation (1981-1989)

L. Glenn Orr, Jr. (67) 2735 Forest Drive Winston-Salem, NC 27104	Director	Since 1999	Managing Director, The Orr Group, an investment banking firm (since 1995)	Highwoods Properties, Inc.; Medical Properties Trust

Other Executive Officers

Name, Address and Age	Positions Held with Fund	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years

D. Eugene Hendricks (72) 3021 Cedar Crest Drive Lenoir, NC 28645	Vice President Chief Financial Officer Chief Compliance Officer	Since 2002 2001-2006 Since 2003
Vice President of the Fund since August 2002; Chief Compliance Officer of the Fund since 2003; Chief Financial Officer of the Fund (2001-2006); Staff Accountant for the Fund (1990-2001); Lecturer in Accounting at Appalachian State University, Boone, NC (1998-2001)

Boyd C. Wilson, Jr. (55) 646 Pleasant Hill Road Lenoir, NC 28645	Vice President and Chief Financial Officer	Since 2006	Vice President and Chief Financial Officer of the Fund since February 2006; Vice President - Finance & Administration of Kincaid Furniture Company, Incorporated (1984-2005)

____________________

(1)
Messrs. James Broyhill and Paul Broyhill and Ms. Gordon are interested persons within the meaning of the 1940 Act by virtue of their beneficial ownership of more than five percent of the Fund’s Common Stock. See “Beneficial Ownership of Principal Shareholders and Management” below. Mr. Paul Broyhill is also an interested person by virtue of his serving as Chairman and Chief Executive Officer of the Fund. Mr. James Broyhill is also an interested person by virtue of his serving as Vice Chairman of the Fund. Messrs. James Broyhill and Paul Broyhill and Ms. Heilman are siblings.

(2)
Mr. Hunt Broyhill is the son of Paul H. Broyhill and the Vice President of P. B. Realty, Inc. and Broyhill Industries, Inc., wholly owned subsidiaries of the Fund. Mr. Broyhill is also an interested person by virtue of his serving as President of the Fund.

(3)	Mr. Paul Broyhill is President of P. B. Realty, Inc. and Broyhill Industries, Inc., wholly owned subsidiaries of the Fund.

(4)	Ms. Heilman is an interested person by virtue of her immediate family relationship to Messrs. James Broyhill and Paul Broyhill.

(5)	Mr. Landry is an interested person by virtue of his serving as Vice President and Chief Investment Officer of the Fund.

The Fund consists of a single fund managed internally by its Board of Directors (at October 31, 2007, the Board of Directors managed investment securities valued at approximately $161.6 million). Accordingly, information called for by the disclosure rules of the Securities and Exchange Commission (the “Commission”) relating to the number of portfolios in the fund complex overseen by the directors is not applicable.

The Board of Directors recommends a vote FOR the entire slate of nominees set forth above.

CORPORATE GOVERNANCE

Board Composition

In accordance with the requirements of the 1940 Act and the Fund’s Corporate Governance Guidelines, at least 40% of the members of the Fund’s Board of Directors must not be interested persons of the Fund. The Board has determined that R. Donald Farmer, Robert G. Fox, Jr., Gene A. Hoots, Brent B. Kincaid, John S. Little and L. Glenn Orr, Jr. are not interested persons of the Fund.

Committees

The Board of Directors has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which operates under a written charter adopted by the Board in July 2000 and amended and restated by the Board in July 2003 and February 2007, a copy of which is attached as Appendix A to this proxy statement. The Fund does not post committee charters on a website. The Audit Committee currently consists of Brent B. Kincaid (Chairman), Gene A. Hoots and John S. Little. William E. Cooper served on the Audit Committee until his retirement on December 31, 2007. Each such Audit Committee member is or was an “independent director,” as defined under the rules of the New York Stock Exchange, and not an interested person of the Fund. (The requirements of the New York Stock Exchange are not applicable to the Fund.) The Audit Committee is directly responsible for the hiring, firing, overseeing the work of and determining the compensation for the Fund’s independent registered public accounting firm (subject to the requirement of the 1940 Act that a majority of the Fund’s directors who are not interested persons of the Fund ratify the selection of the independent registered public accounting firm). The independent registered public accounting firm reports directly to the Audit Committee.

The Board of Directors has an Investment Committee, the members of which are James T. Broyhill, Paul H. Broyhill, Allene B. Heilman, Gene A. Hoots and Michael G. Landry (Chairman). In addition, M. Hunt Broyhill, the President of the Fund and a director nominee, serves as a nonvoting consultant to the Committee. Each member of the Investment Committee, with the exception of Mr. Hoots, is an interested person of the Fund. The Investment Committee is responsible for reviewing the Fund’s investments at the request of management. Under the Fund’s investment objectives and policies, the Investment Committee has substantial oversight responsibility with respect to the Fund’s investments.

The Board of Directors has a Nominating Committee, the members of which are Gene A. Hoots, Brent B. Kincaid, John S. Little (Chairman) and L. Glenn Orr, Jr. Jan E. Gordon served on the Nominating Committee until such time as it was determined that she is an interested person of the Fund. William E. Cooper also served on the Nominating Committee until his retirement on December 31, 2007. The Board has determined that each member of the Nominating Committee is an “independent director,” as defined under the rules of the New York Stock Exchange, and not an interested person of the Fund. The Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership. The Nominating Committee was formed on September 28, 2004 and operates under a written charter adopted on December 8, 2004, a copy of which is attached as Appendix B to this proxy statement. The Fund does not post committee charters on a website.

The Board of Directors has a Valuation Committee, the members of which are Gene A. Hoots (Chairman), Brent B. Kincaid, John S. Little and L. Glenn Orr, Jr. Jan E. Gordon served on the Valuation Committee until such time as it was determined that she is an interested person of the Fund. William E. Cooper also served on the Valuation Committee until his retirement on December 31, 2007. No member of the Valuation Committee is an interested person of the Fund. The purpose of the Valuation Committee is to assist the Board of Directors in its duty to determine the valuation of the assets of the Fund in accordance with the Fund’s Asset Valuation Procedures.

Meetings and Attendance

During the fiscal year ended October 31, 2007, the Board held four meetings, the Audit Committee held four meetings, the Investment Committee held four meetings, the Nominating Committee held one meeting and the Valuation Committee held four meetings. Each incumbent member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the fiscal year ended October 31, 2007, except for Allene B. Heilman and L. Glenn Orr, Jr. Under the Fund’s Corporate Governance Guidelines, all directors are expected to make every effort to attend meetings of the Board, the committees of which they are members and the annual meeting of shareholders. All members of the Board of Directors attended the 2007 annual meeting of shareholders, except for Allene B. Heilman and L. Glenn Orr, Jr.

Procedures for Director Nominations

In accordance with the Fund’s Corporate Governance Guidelines, members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of the Fund’s business. The Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for membership. Candidates are evaluated based on criteria established from time to time by the Board and the criteria identified in the Corporate Governance Guidelines. These criteria include, but are not limited to:

•	Integrity, demonstrated sound business judgment and high moral and ethical character;

•	Diversity of viewpoints, backgrounds, experiences and other demographics;

•	Business or other relevant professional experience;

•	Capacity and desire to represent the balanced, best interests of the Fund and its shareholders as a whole and not primarily a special interest group or constituency;

•	Ability and willingness to devote time to the affairs and success of the Fund and in fulfilling the responsibilities of a director; and

•
The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Fund.

The Nominating Committee is authorized to develop additional policies regarding Board size, composition and member qualification.

The Nominating Committee evaluates suggestions concerning possible candidates for election to the Board submitted to the Fund, including those submitted by Board members and shareholders. All candidates, including those submitted by shareholders, will be similarly evaluated by the Nominating Committee using the Board membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Nominating Committee will determine whether such candidates meet the qualifications for director nominees established in the Corporate Governance Guidelines or under applicable laws, rules or regulations. The Board, taking into consideration the recommendations of the Nominating Committee, is responsible for selecting the nominees for director and for appointing directors to fill vacancies.

The Nominating Committee has authority to retain and approve the compensation of search firms to be used to identify director candidates. No third party is currently retained by the Nominating Committee to identify such candidates.

As noted above, the Nominating Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with applicable SEC requirements, the Fund’s bylaws and Corporate Governance Guidelines and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to the Fund for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; current directorships on publicly held companies and investment companies; and number of shares of Fund common stock owned, if any.

Shareholder Communications with Directors

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Fund’s Secretary, Post Office Box 500, Lenoir, North Carolina 28645. Any proper communications so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use her judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

AUDIT COMMITTEE REPORT

As noted above, the Audit Committee is directly responsible for hiring, firing, overseeing the work of and determining the compensation for the Fund’s independent registered public accounting firm (subject to the requirement of the 1940 Act that a majority of the Fund’s directors who are not interested persons of the Fund ratify the selection of the independent registered public accounting firm). The independent registered public accounting firm reports directly to the Audit Committee.

Management is responsible for preparing the Fund’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Fund’s audited financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Fund’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Fund’s annual report to shareholders for the fiscal year ended October 31, 2007 for filing with the Commission.

Respectfully submitted by the Audit Committee:

Brent B. Kincaid (Chairman)
Gene A. Hoots
John S. Little

ADMINISTRATION OF THE FUND

Administration of the Fund is primarily the responsibility of the Fund’s Chairman and Chief Executive Officer, Paul H. Broyhill, its President, M. Hunt Broyhill, its Vice President and Chief Financial Officer, Boyd C. Wilson, Jr., its Vice President and Chief Investment Officer, Michael G. Landry, and its Vice President and Chief Compliance Officer, D. Eugene Hendricks. The Fund’s portfolio is managed primarily by Paul H. Broyhill, M. Hunt Broyhill, Michael G. Landry, Christopher R. Pavese, CFA, and Dan J. Wakin, under the supervision of the Board of Directors. The Fund does not have an external investment adviser.

The Custodian of the Fund’s portfolio securities is U.S. Bank, National Association, Minneapolis, Minnesota, pursuant to an Amended and Restated Custodian Agreement dated as of December 31, 1986.

MANAGEMENT

Executive Officers

The executive officers of the Fund are Paul H. Broyhill, age 83 (Chairman and Chief Execu-tive Officer), M. Hunt Broyhill, age 43 (President), Boyd C. Wilson, Jr., age 55 (Vice President and Chief Financial Officer), Michael G. Landry, age 61 (Vice President and Chief Investment Officer), and D. Eugene Hendricks, age 72 (Vice President and Chief Compliance Officer). All of such officers have served in executive capacities with the Fund for more than five years, except Mr. Wilson, who joined the Fund in 2005 and was appointed Vice President and Chief Financial Officer in February 2006.

Compensation

For the fiscal year ended October 31, 2007, the Fund paid Paul H. Broyhill an annual salary of $19,805 for his services to the Fund as Chairman and Chief Executive Officer.(1) M. Hunt Broyhill, Boyd C. Wilson, Jr., D. Eugene Hendricks and Michael G. Landry were paid $77,968, $68,000, $50,238 and $149,968, respectively, for their services to the Fund as executive officers.(1)
Directors other than those who are officers of the Fund or who are related by blood or marriage to the Broyhill family (with the exception of Ms. Gordon) are paid $3,000 per year, plus $1,000 per meeting attended (or $500 for participating in a Board meeting by telephone), for service on the Board during a full year. Each such director is paid an additional $1,000 for each day of attending a committee meeting held other than on the date of a Board meeting (or $500 for participating in a committee meeting by telephone). In addition, all directors are reimbursed for their reasonable expenses incurred in attending meetings.

(1) Includes a 401(k) plan employer safe harbor contribution in the amount of 3% of each employee’s salary.

The following table sets forth the aggregate compensation from the Fund for the fiscal year ended October 31, 2007 for each director and for each of the three highest paid officers who received compensation from the Fund in excess of $60,000:

Name of Person; Position	Aggregate Compensation From Fund
James T. Broyhill; Director, Vice Chairman	$0
M. Hunt Broyhill; President	$77,968
Paul H. Broyhill; Director, Chairman	$19,805
Jan E. Gordon; Director	$7,500
Allene B. Heilman; Director	$0
Michael G. Landry; Director, Vice President and Chief Investment Officer	$149,968
Gene A. Hoots; Director	$10,000
Brent B. Kincaid; Director	$11,500
John S. Little; Director	$7,500
L. Glenn Orr, Jr.; Director	$5,000
Boyd C. Wilson, Jr.; Vice President and Chief Financial Officer	$68,000

CERTAIN TRANSACTIONS

The Fund leases its executive offices from Broyhill Investments, Inc., a corporation controlled by Paul H. Broyhill and members of his family. The terms of the lease provide that the Fund and its two wholly owned subsidiaries shall pay an annual rental of $26,280 to Broyhill Investments, Inc. during the term of the lease, which is on an annual basis.

INDEPENDENT AUDITORS AND AUDIT FEES

Selection of Auditors

The Audit Committee of the Board of Directors of the Fund, at a meeting to be held prior to the annual meeting of shareholders, intends to select the firm of Dixon Hughes PLLC as the Fund’s independent registered public accounting firm for the fiscal year beginning November 1, 2007. Dixon Hughes PLLC has served as the Fund’s independent registered public accounting firm since April 17, 2001.

Neither Dixon Hughes PLLC nor any of its members has any direct or indirect financial interest in or any connection with the Fund in any capacity other than as a registered independent public accounting firm.

A representative of Dixon Hughes PLLC is expected to attend the annual meeting of shareholders via teleconference. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

Fees paid by the Fund for the fiscal years ended October 31, 2006 and 2007 by Dixon Hughes PLLC for services rendered are set forth in the following table:

Type of Service	Fiscal Year Ended October 31, 2006	Fiscal Year Ended October 31, 2007

Audit Fees	$29,000	$45,117
Audit-Related Fees	$1,817	$2,033
Tax Fees	$1,025	$0
All Other Fees	$2,370	$889

Audit-related fees include miscellaneous fees incurred in connection with the audit. Tax fees were incurred in connection with federal, state and local tax planning and advice, including advice regarding the calculation of dividends and other distributions the Fund is required to make in order to preserve its status as a regulated investment company under Subchapter M of the Internal Revenue Code. The fees listed under “All Other Fees” above were incurred in connection with the preparation and printing of the Fund’s semiannual and annual reports to shareholders.

During the fiscal year ended October 31, 2007, Dixon Hughes PLLC utilized only full-time, permanent employees in connection with the audit.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Audit Committee to approve all audit and permissible non-audit services to be provided by an independent auditing firm. The Audit Committee has established a general pre-approval policy for certain non-audit services, up to a total of $15,000 during any fiscal year. All of the services described above were approved in accordance with the Audit Committee’s pre-approval policy. As a result, none of such services were approved pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

CERTAIN BENEFICIAL INTERESTS OF
DIRECTORS IN THE FUND

Beneficial Ownership by Directors in the Fund

Certain information about the dollar range of equity securities of the Fund beneficially owned by the directors and director nominees as of January 10, 2008 is set forth in the following table:

Name of Director	Dollar Range of Equity Securities in the Fund

Interested Persons
James T. Broyhill	Over $100,000
M. Hunt Broyhill	Over $100,000
Paul H. Broyhill	Over $100,000
Michael G. Landry	$1-$10,000
Jan E. Gordon	Over $100,000
Allene B. Heilman	Over $100,000

Other Directors
R. Donald Farmer	None
Robert G. Fox, Jr.	None
Gene A. Hoots	$10,001-$50,000
Brent B. Kincaid	$10,001-$50,000
John S. Little	$10,001-$50,000
L. Glenn Orr, Jr.	$10,001-$50,000

BMC consists of a single fund managed internally by its Board of Directors and officers. Accordingly, information called for by the disclosure rules of the Commission relating to the value of securities in various funds within the Fund’s family of funds is not applicable.

BENEFICIAL OWNERSHIP
OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table reflects information concerning directors, director nominees, executive officers and those persons known to the Fund to own beneficially 5% or more of the Fund’s Common Stock as of January 10, 2008:

	Amount and Nature of Beneficial Ownership of Common Stock
	Voting and Investment Power		Percent of Outstanding Common Stock
Name	Sole	Shared

James T. Broyhill	785,788	96,212	17.9%

M. Hunt Broyhill	5,847	1,065,932(1)(2)	21.7%

Paul H. Broyhill	418,540(3)	85,973(2)	10.2%

Michael G. Landry	25	0	(4)

Jan E. Gordon	147,215	222,304	7.5%

Allene B. Heilman	29,777(5)	0	(4)

R. Donald Farmer	0	0	0

Robert G. Fox, Jr.	0	0	0

Gene A. Hoots	607	0	(4)

Brent B. Kincaid	884	0	(4)

John S. Little	600	0	(4)

L. Glenn Orr, Jr.	558	0	(4)

D. Eugene Hendricks	0	292,653	5.9%

Boyd C. Wilson, Jr.	300	0	(4)

Broyhill Investments, Inc. 800 Golfview Park Lenoir, NC 28645	316,871	0	6.4%

	Amount and Nature of Beneficial Ownership of Common Stock
	Voting and Investment Power		Percent of Outstanding Common Stock
Name	Sole	Shared

Eastwind Investments, LLC 153 Hillhaven Place SE Lenoir, NC 28645	669,715	0	13.6%

Directors and officers as a group	1,390,141	1,763,074	63.9%
__________________________

(1)
Includes 979,959 shares owned by Hibriten Investments of N.C., LP. The General Partner of Hibriten Investments of N.C., LP is Hibriten Management of N.C., LLC. M. Hunt Broyhill is the Manager and owns 100% of the interests in Hibriten Management of N.C., LLC.

(2)
Includes 85,973 shares owned of record by Broyhill Family Foundation, Inc., a non-profit corporation. By resolution of the Foundation trustees, Paul H. Broyhill and M. Hunt Broyhill control the voting and disposition of shares of the Fund owned by the Foundation.

(3)
Includes 316,871 shares owned of record by Broyhill Investments, Inc., the voting stock of which is principally owned by a trust, of which Paul H. Broyhill is the trustee, and by Mr. Broyhill’s immediate family. Does not include 979,959 shares owned by Hibriten Investments of N. C., LP, which is controlled indirectly by Mr. Broyhill’s son. See note (1), above.

(4)	Total shares represent less than 1.0% of the Fund’s outstanding Common Stock.

(5)	Does not include 669,715 shares owned by Eastwind Investments, LLC, which is controlled by James W. Stevens, Rebecca S. Elliott, John F. Stevens and Anne S. Hsu, children of Allene B. Heilman.

The addresses of each of James T. Broyhill, M. Hunt Broyhill, Paul H. Broyhill, Jan E. Gordon and D. Eugene Hendricks are set forth under “Information about Directors and Officers,” above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Fund’s directors, officers and beneficial owners of more than 10% of the Common Stock are required to report their beneficial ownership of Common Stock and any changes in that ownership to the Commission. Specific dates for such reporting have been established, and the Fund is required to report in this Proxy Statement any failure to file by the established dates during the last fiscal year. In the last fiscal year, to the Fund’s knowledge, all of these filing requirements were satisfied by the Fund’s directors, officers and principal shareholders.

SHAREHOLDER PROPOSALS

In order to be included in proxy material for the 2009 annual meeting of shareholders, shareholder proposals must be received at the offices of the Fund by September 30, 2008 and must be submitted in accordance with applicable procedures.

Shareholder proposals which are not intended to be included in the proxy materials for the 2009 annual meeting must be submitted to the Fund no later than December 14, 2008. Only business properly brought before an annual meeting may be subject to action at the meeting. The chairman of the meeting may refuse to consider any business that is not raised in accordance with these procedures. A proxy may confer discretionary authority to vote on any matter at an annual meeting if the Fund does not receive proper notice of the matter within the timeframe described above.

ANNUAL AND SEMI-ANNUAL REPORTS

The Fund will furnish, without charge, a copy of its annual report (and the most recent semi-annual report succeeding the annual report, if any) for the fiscal year ended October 31, 2007 to a shareholder upon request. Any such request should be directed to the Secretary of the Fund by writing to Carol Frye at the Fund, 800 Golfview Park, P. O. Box 500, Lenoir, North Carolina 28645. (A stamped, addressed postal card is enclosed for use in requesting such report.) This annual report was previously furnished to shareholders on or about December 28, 2007.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no other business to come before the annual meeting for consideration by the Fund’s shareholders. If any other business properly comes before the meeting, the persons named as proxy agents in the accompanying proxy card will vote the shares represented by the proxy in accordance with their best judgment.

By Order of the Board of Directors
Carol Frye
Secretary

APPENDIX A

BMC FUND, INC.

AUDIT COMMITTEE CHARTER

I.	Committee Purpose

The purpose of the Audit Committee is to assist the Board of Directors of BMC Fund, Inc. (the “Company”) in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Committee will accomplish this purpose by performing the responsibilities enumerated in this Charter, which include among others direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent registered public accounting firm (“audit firm”) (subject to the requirement of the Investment Company Act of 1940 that a majority of the Company’s directors who are not interested persons of the Company ratify the selection of the independent auditors). The audit firm will report directly to the Committee.

The Committee’s responsibilities under this Charter do not relieve the Company’s management of its responsibilities for preparing the Company’s financial statements so that they comply with generally accepted accounting principles (“GAAP”) and fairly present the Company’s financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the Securities and Exchange Commission (the “SEC”); and establishing and maintaining adequate internal control structures and procedures for financial reporting.

II.	Committee Membership and Procedure

The Committee will consist of three or more directors, each of whom must:

A.   Be an independent director as defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the SEC under the Exchange Act, which means that no member of the Committee may:

i.       Accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than in his or her capacity as a director; or

ii.      Be an interested person as defined in Section 2(a)(19) of the Investment Company Act of 1940.

B.   Be able to read and understand fundamental financial statements.

The Board of Directors recognizes that it is desirable for at least one member of the Committee to be an “audit committee financial expert” as such term is defined in Item 3 of Form N-CSR. The inability of the Board and the Committee to satisfy this objective, however, will not affect the validity of any actions taken by the Committee.

The Board will appoint the members of the Committee annually. The members will serve until their successors are appointed or until their earlier death, resignation or removal. The Board will designate the Chairman of the Committee or, if it fails to do so, the members of the Committee will elect a Chairman by majority vote. The Board will have the power at any time to change the size and membership of the Committee and to fill vacancies on the Committee, provided that any new member satisfy the requirements of this Charter and any other applicable requirements. The rules and procedures of the Committee will be governed by the North Carolina Business Corporation Act and the Company’s bylaws and, to the extent not inconsistent with such Act and the bylaws, this Charter.

The Committee will meet at least semi-annually to discharge its responsibilities as set forth in Section III of this Charter. At a minimum, the Committee will meet (i) after the end of the first six months of the fiscal year and prior to the filing with the SEC of the Company’s semi-annual report to review with management and, if appropriate, with the audit firm the financial statements for such six-month period and to address other matters as necessary to discharge its responsibilities as set forth in Section III of this Charter, and (ii) following the end of the fiscal year and in connection with the completion of the fiscal year audit to review with management and the audit firm the financial statements for the full fiscal year and to address other matters as necessary to discharge its responsibilities as set forth in Section III of this Charter. Upon the call of the Chairman of the Committee or the Chairman of the Board, the Committee will meet at such other times and for such other purposes as are necessary to carry out the Committee’s responsibilities. At such times as the Committee determines, the Committee will meet separately with management and the Company’s audit firm in discharge of the Committee’s obligations under Section III of this Charter.

The Committee will record and maintain minutes of its meetings. The Chairman of the Committee or a Committee member designated by the Chairman will make a report to the Board of the Committee’s meetings, actions taken at meetings or by consent, and recommendations made since the most recent Board meeting, unless the Committee has previously circulated an interim report addressing the matter or matters.

III.	Committee Authority and Responsibilities

The authority and responsibilities of the Committee are as follows:

Annual Responsibilities

A.    Review and reassess annually the adequacy of this Charter and recommend any changes to the Board. The Chairman of the Committee will confirm to the Board and management annually that the Committee has reviewed and reassessed the adequacy of this Charter.

B.    Be solely and directly responsible for the appointment, compensation, retention and oversight of the work of the audit firm engaged to prepare or issue an audit report or perform other audit, review or attest services, including resolution of disagreements between the audit firm and management regarding financial reporting. The authority of the Committee under this paragraph is subject to the requirements of the Investment Company Act of 1940 and the rules of the SEC under the Act that the selection of the audit firm be ratified by the shareholders of the Company (to the extent such requirement is applicable to the Company) and ratified or selected by a majority of the Company’s directors who are not interested persons of the Company.

C.           Prior to engaging the audit firm to perform an audit of the Company’s financial statements, (i) obtain from the audit firm a formal written statement delineating all relationships between their firm and the Company, consistent with Independence Standards Board Standard No. 1 or such other standard as may be promulgated by the Public Company Accounting Oversight Board; (ii) actively engage in a dialogue with the audit firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the audit firm; and (iii) take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the audit firm.

D.           Review with the audit firm their proposed audit scope and approach, including staffing, locations and coordination of independent audit work with the work of the Company’s accounting (and, if applicable, internal audit) personnel.

E.           Approve, in advance, the engagement letter for the annual audit to be conducted by the audit firm, including the compensation to be paid for such services.

F.           Following completion of the annual audit and at such other times as the Committee deems appropriate, review separately with the audit firm and management any significant difficulties encountered during the course of the audit.

G.           Establish a policy for the Committee’s pre-approval of audit and non-audit services to be provided by the audit firm and annually review the continuing adequacy of the pre-approval policy.

H.           At least annually, review the Company’s system of internal controls and evaluate the adequacy of the Company’s financial reporting systems and business process controls.

I.           Prepare the Committee’s report that the SEC rules require to be included in the Company’s annual proxy statement.

Periodic Responsibilities

J.           Approve, in advance, all audit services not provided for in the engagement letter for the annual audit, and all permissible non-audit services to be provided by the audit firm (including the compensation to be paid for such services);

K.           Review the Company’s hiring policies for, and approve the hiring of, any employees or former employees of the audit firm.

L.           Approve all transactions between the Company and a related party and any other conflict of interest situations.

M.           Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters and review the continuing adequacy of such procedures.

N.           Engage and determine the compensation of any professional advisers as the Committee determines are appropriate to carry out its responsibilities under this Charter.

O.           Cause the Company to pay the ordinary administrative expenses of the Committee as are necessary or appropriate in carrying out the Committee’s duties.

P.           Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Committee or the Board deems necessary or appropriate.

Q.           Perform the responsibilities of a Qualified Legal Compliance Committee as set forth in 17 C.F.R. Part 205 of the SEC’s regulations (“Part 205”) and Section IV of this Charter.

IV.           Part 205 Matters

A.           QLCC. The Audit Committee is authorized to serve as a Qualified Legal Compliance Committee (“QLCC”) for the purpose of Part 205 and to receive reports from outside counsel and in-house counsel of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations by officers, directors, employees and agents of the Company (“Material Violations”), to instruct or retain counsel to conduct an investigation, and to direct and oversee such investigation, concerning whether such reports have merit, and, if so, to recommend to the Company’s Board of Directors an appropriate response to such Material Violations. Part 205 will govern the rights and responsibilities of the Committee and its members in the event of a conflict between this Charter and Part 205.

B.           Meetings. The Committee will meet as soon as practicable following the report of evidence of a Material Violation and as necessary thereafter in connection with such report.

C.           Authority and Responsibilities. The Committee will have the authority and responsibility to:

i. Adopt written procedures for the confidential receipt, retention, and consideration of any report of evidence of a Material Violation;

ii. Receive reports of evidence of a Material Violation from outside or in-house counsel;

iii. Notify the Company’s Chief Executive Officer (“CEO”) and the Company’s chief legal officer (“CLO”) upon receipt of any such report of evidence of a Material Violation. The CEO will be deemed to be the CLO for the purpose of this notification, unless the Company has employed a general counsel to serve in the capacity of CLO;

iv. Decide whether an investigation is necessary to determine whether the Material Violation described in the report has occurred, is occurring or is about to occur;

v. If the Committee determines an investigation is necessary regarding a report of evidence of a Material Violation, to engage or appoint counsel (which may be outside counsel or, at the Committee’s election, the Company’s general counsel if the Company has employed one) to undertake an investigation of such report;

vi. Retain such expert personnel as the Committee deems necessary;

vii. At the conclusion of any such investigation, to recommend by majority vote that the Company implement an “appropriate response” (as such term is defined in Part 205) to such Material Violation; and inform the CEO, the CLO (if applicable) and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

viii. Acting by majority vote, take all other appropriate action, including the authority to notify the SEC in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended that the Company take.

V. Additional Resources

The Committee will have the right to use reasonable amounts of time of the Company’s accounting personnel and audit firm, other internal staff and legal counsel and also will have the right to hire independent accounting experts, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities. The Committee will keep the Company’s CEO advised as to the general range of anticipated expenses for outside consultants.

Amended and Restated: July 26, 2003
Revised: February 24, 2007

APPENDIX B

BMC FUND, INC.

NOMINATING COMMITTEE CHARTER

I.	Committee Purpose

The purpose of the Nominating Committee is to assist the Board of Directors of BMC Fund, Inc. (the “Fund”) in identifying individuals qualified to become Board members and to recommend to the Board the director nominees. The Committee will accomplish this purpose by performing the responsibilities enumerated in this Charter.

II.	Committee Membership and Procedure

The Committee will consist of three or more directors, each of whom must not be an interested person of the Fund, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940.

The Board will appoint the members of the Committee annually. The members will serve until their successors are appointed or until their earlier death, resignation or removal. The Board will designate the Chairman of the Committee or, if it fails to do so, the members of the Committee will elect a Chairman by majority vote. The Board will have the power at any time to change the size and membership of the Committee and to fill vacancies on the Committee, provided that any new member must satisfy the requirements of this Charter and any other applicable requirements. The rules and procedures of the Committee will be governed by the North Carolina Business Corporation Act and the Fund’s bylaws and, to the extent not inconsistent with such Act and the bylaws, this Charter.

The Committee will record and maintain minutes of its meetings. The Chairman of the Committee or a Committee member designated by the Chairman will make a report to the Board of the Committee’s meetings, actions taken at meetings or by consent, and recommendations made since the most recent Board meeting, unless the Committee has previously circulated an interim report addressing the matter or matters.

III.	Committee Authority and Responsibilities

The authority and responsibilities of the Committee are as follows:

A.           Develop policies on the size and composition of the Board and qualification criteria for Board members;

B.           Actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board;
B-1

APPENDIX B

C.           Have the authority to retain and terminate any search firm to be used to identify director candidates and have the authority to approve the search firm’s fees and other retention terms;

D.           Receive suggestions concerning possible candidates for election to the Board, including self-nominations and nominations from shareholders;

E.           Recommend to the Board individuals for vacancies occurring from time to time on the Board, including vacancies resulting from an increase in the size of the Board; and

F.           Recommend the slate of nominees to be proposed for election at each annual meeting of the shareholders.

Adopted: December 8, 2004

B-2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BMC FUND, INC.

The undersigned hereby appoints Paul H. Broyhill and Carol Frye, or either of them, as agents, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of Common Stock of BMC Fund, Inc. (the “Fund”), held of record by the undersigned on January 10, 2008 at the annual meeting of shareholders to be held on February 23, 2008, or at any adjournment thereof.

1.	The election of 12 directors:

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as marked below to the contrary) ☐	to vote for all nominees listed below ☐

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

James T. Broyhill, M. Hunt Broyhill, Paul H. Broyhill, R. Donald Farmer, Robert G. Fox, Jr., Jan E. Gordon, Allene B. Heilman, Gene A. Hoots, Brent B. Kincaid, Michael G. Landry, John S. Little, L. Glenn Orr, Jr.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY SIGNED BUT NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR. IN THEIR DISCRETION, THE PROXY AGENTS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated _________________, 2008.
Signature*

Signature*

* Please sign exactly as the name appears hereon. When shares are held in joint accounts, each joint owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their title.